As filed with the Securities and Exchange Commission on October 17, 1997
                                                 Registration No. 333 -

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           FREMONT GENERAL CORPORATION
             (Exact name of Registrant as specified in its charter)


           Nevada                                       95-2815260
  ------------------------                       ------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)


                       2020 Santa Monica Blvd., Suite 600
                         Santa Monica, California 90404
   (Address, including zip code, of Registrant's principal executive offices)

                            ------------------------

                           FREMONT GENERAL CORPORATION
                            AND AFFILIATED COMPANIES
                          INVESTMENT INCENTIVE PROGRAM
                            (Full title of the plan)

                            ------------------------

                                LOUIS J. RAMPINO
                          PRESIDENT AND CHIEF OPERATING
                                     OFFICER
                           FREMONT GENERAL CORPORATION
                       2020 SANTA MONICA BLVD., SUITE 600
                         SANTA MONICA, CALIFORNIA 90404
                                 (310) 315-5500
(Name, address, and telephone number, including area code, of agent for service)


                            ------------------------
                                   Copies to:

                            ELIZABETH R. FLINT, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
   Title of Securities                   Amount     Proposed Maximum     Proposed Maximum      Amount of
    to be Registered                     to be       Offering Price     Aggregate Offering   Registration
                                       Registered      Per Share               Price              Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value:
   Fremont General Corporation          3,500,000      $ 48.09 (1)        $168,315,000 (1)     $51,005
   Affiliated Companies Investment
   Incentive Program
-------------------------------------------------------------------------------------------------------------
   Interest in the Fremont General       (2)            (2)                (2)                   (2)
   Corporation and Affiliated Companies
   Investment Incentive Program
-------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the New York Stock Exchange consolidated reporting system on October 14, 1997.


(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Fremont General Corporation and Affiliated Companies Investment Incentive Plan.

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

                           FREMONT GENERAL CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Fremont General Corporation (the "Registrant") and the Fremont General Corporation and Affiliated Companies Investment Incentive Program (the "Plan") hereby incorporate by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

               1. The description of the Registrant's Common Stock as contained in the Registrant's Registration Statement on Form 8-A filed on March 17, 1993 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such descriptions.

               2. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               3. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed pursuant to Section 13(a) of the Exchange Act.

               4. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, filed pursuant to Section 13(a) of the Exchange Act.

               5. The information contained in the Registrant's Registration Statement on Form S-8 for the Plan (file no. 33-38138) filed on or about December 6, 1990.

               6. The information contained in the Registrant's Registration Statement on Form S-8 for the Plan (file no. 33-59898) filed on or about March 23, 1993.

               7. The Registrant's Reports on Form 8-K filed on August 14, 1997 and October 15, 1997 pursuant to Section 13(a) of the Exchange Act.

               8. The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1997, filed with the SEC on September 18, 1997.

     All documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         Omitted pursuant to General Instruction E to Form S-8.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         Not applicable.

ITEM 8.  EXHIBITS.



    Exhibit
     Number                            Description
    -------                            -----------

        4.1 Fremont General Corporation and Affiliated Companies Investment Incentive Program. (Incorporated by reference to Exhibit No. 10-3 to Annual Report on Form 10-K, for the fiscal year ended December 31, 1995.)

       23.1      Consent of Ernst & Young LLP, Independent Auditors.

       23.2      Consent of Counsel.

       24.1      Power of Attorney (see page 8).

       99        Internal Revenue Service Determination Letter, dated October
                 19, 1995.

ITEM 9.  UNDERTAKINGS.

     With the one noted exception, the undersigned Registrant omits this Item pursuant to General Instruction E to Form S-8.

     The undersigned Registrant hereby undertakes to submit or has submitted the Fremont General Corporation and Affiliated Companies Investment Incentive Program (the "Plan") and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to continue to qualify the Plan.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 16th day of October, 1997.


                                        FREMONT GENERAL CORPORATION


                                        By: /s/ Louis J. Rampino
                                           -------------------------------------
                                                Louis J. Rampino
                                        Title:  President and Chief Operating
                                                Officer

                                   SIGNATURES

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee (or other persons who administer the employee benefit plan) of the Fremont General Corporation and Affiliated Companies Investment Incentive Program has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 16th day of October, 1997.


                                       FREMONT GENERAL CORPORATION AND
                                       AFFILIATED COMPANIES INVESTMENT INCENTIVE
                                       PLAN



                                       By: /s/  Louis J. Rampino
                                          ----------------------------------
                                                Louis J. Rampino
                                       Title:   On behalf of the  Administrative
                                                Committee for the Fremont
                                                General Corporation and
                                                Affiliated  Companies
                                                Investment Incentive Program

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. McIntyre, Louis J. Rampino and Wayne R. Bailey, jointly and severally, as his or her attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signatures                          Title                      Date
--------------------------     -----------------------------    ----------------




/s/ James A. McIntyre          Chairman of the Board and        October 16, 1997
--------------------------     Chief Executive Officer
    James A. McIntyre          (Principal Executive Officer)


/s/ Louis J. Rampino           President, Chief Operating       October 16, 1997
--------------------------     Officer and Director
    Louis J. Rampino


/s/ Wayne R. Bailey            Executive Vice President,        October 16, 1997
--------------------------     Treasurer, Chief Financial
    Wayne R. Bailey            Officer (Principal Financial
                               Officer) and Director


/s/ John A. Donaldson          Senior Vice President,           October 16, 1997
--------------------------     Controller and Chief
    John A. Donaldson          Accounting Officer (Principal
                               Accounting Officer)


/s/ Houston I. Flournoy        Director                         October 16, 1997
--------------------------
    Houston I. Flournoy

/s/ C. Douglas Kranwinkle      Director                         October 16, 1997
--------------------------
    C. Douglas Kranwinkle



/s/ David W. Morrisroe         Director                         October 16, 1997
--------------------------
    David W. Morrisroe



/s/ Dickinson C. Ross          Director                         October 16, 1997
--------------------------
    Dickinson C. Ross

                                INDEX TO EXHIBITS


    Exhibit
     Number                            Description
    -------                            -----------


        4.1 Fremont General Corporation and Affiliated Companies Investment Incentive Program. (Incorporated by reference to Exhibit No. 10-3 to Annual Report on Form 10-K, for the fiscal year ended December 31, 1995.)

       23.1      Consent of Ernst & Young LLP, Independent Auditors.

       23.2      Consent of Counsel.

       24.1      Power of Attorney (see page 8).

       99        Internal  Revenue  Service  Determination Letter, dated October
                 19, 1995.





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